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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2004

NAVISTAR INTERNATIONAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	1-9618 (Commission File Number)	36-3359573 (IRS Employer Identification No.)
4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555 (Address of Principal Executive Offices, including Zip Code)
(630) 753-5000 (Registrant's Telephone Number, Including Area Code)

Item 5.    Other Events.

        On May 26, 2004, Navistar International Corporation announced that it had priced an aggregate principal amount of $250 million of senior notes due in 2011. The notes were priced at a discount with a coupon of 7.50% to yield 7.625%. The company intends to use the proceeds to repay up to $250 million aggregate principal amount of its existing 8% senior subordinated notes due 2008.

        J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC will be the joint book-running managers for the offering and Banc of America Securities LLC, Citigroup Global Markets Inc., Scotia Capital (USA) Inc., BNY Capital Markets, Inc. and RBC Capital Markets Corporation will be co-managers.

        The full text of the press release issued in connection with the pricing of the senior notes is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

        A shelf registration statement (the "Registration Statement") relating to the notes that we intend to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission.

        In connection with the planned offering, we anticipate entering into an indenture with BNY Midwest Trust Company, as trustee (a form of which was filed as an exhibit to the Registration Statement), and a supplemental indenture with the trustee, which will set forth certain terms of the senior notes dues 2011 and include as an exhibit a form of note (the "Supplemental Indenture"). We are filing the Form T-1 with respect to the trustee and the planned offering as Exhibit 25.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

  25.1
  Form T-1 relating to BNY Midwest Trust Company, as Trustee.

  99.1
  Press release dated May 26, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

Date: June 1, 2004	By:	/s/ MARK T. SCHWETSCHENAU
	Its:	Mark T. Schwetschenau Vice President and Controller (Principal Accounting Officer)

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INDEX TO EXHIBITS

Exhibit No.	Description	Page
25.1	Form T-1 relating to BNY Midwest Trust Company, as Trustee	E-1
99.1	Press release dated May 26, 2004	E-7

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS